Exhibit 3.2

Constitution

CardieX Limited

(ACN 113 252 234)

Adopted on 30 November 2022

Table of contents

1.	Definitions and interpretation		1

	1.1	Definitions	1

	1.2	The Act and Listing Rules definitions	2

	1.3	Replaceable rules not to apply	2

	1.4	Constitution subject to the Act	2

	1.5	Listing Rules and Operating Rules only to have effect if Company is listed	2

	1.6	Constitution subject to Listing Rules if Company is listed	3

	1.7	Interpretation	3

	1.8	Previous constitution	4

2.	Share capital		4

	2.1	Limited liability of Shareholders	4

	2.2	Allotment and issue of Shares under control of Directors	4

	2.3	Company may issue preference Shares	4

	2.4	Rights of holders of preference Shares	5

	2.5	Applications for Shares	5

	2.6	Brokerage or commission	5

	2.7	Registered holder is absolute owner	5

	2.8	Joint holders	6

	2.9	Recognition of trusts or other interests	6

3.	Certificates		6

	3.1	Certificated holdings	6

	3.2	Issue of certificates	6

	3.3	Entitlement of Shareholder to certificate	6

	3.4	Certificate for joint holders	7

	3.5	Cancellation of certificate on transfer	7

	3.6	Replacement of certificates	7

4.	Lien		7

	4.1	Lien	7

	4.2	Extent of lien	8

	4.3	Exemption from lien	8

	4.4	Sale under lien	8

	4.5	Proceeds of sale of Shares sold under lien	8

	4.6	No release of liability	8

	4.7	Remedies	9

	4.8	Transfer on sale under lien	9

	4.9	Company may forfeit instead	9

	4.10	Company’s right to recover payments	9

	4.11	Reimbursement is a debt due	9

Constitution	i

5.	Calls		9

	5.1	Directors may make calls	9

	5.2	Notice of calls	10

	5.3	Difference in terms of issue as to calls	10

	5.4	Fixed payments deemed calls	10

	5.5	Interest on sums not paid	10

	5.6	Payment of calls	10

	5.7	Proof of calls	10

	5.8	Prepayment of calls	10

6.	Forfeiture of Shares		11

	6.1	Forfeiture on non-payment of calls	11

	6.2	Evidence of forfeiture	11

	6.3	Effect of forfeiture	11

	6.4	Sale of forfeited Share	11

	6.5	Proceeds of sale	12

	6.6	Redemption of forfeited Shares	12

	6.7	Surrender of Shares	12

7.	Transfer of Shares		12

	7.1	Forms of instrument of transfer	12

	7.2	Execution and delivery of transfer	12

	7.3	Effect of registration	13

	7.4	Company to register forms without charge	13

	7.5	Power to refuse to register	13

	7.6	Obligation to refuse to register	13

	7.7	Written notice to security holder	13

	7.8	Company to retain instrument of transfer	13

8.	Transmission of Shares		14

	8.1	Death of a Shareholder	14

	8.2	Transmission on death or bankruptcy	14

	8.3	Election as to registration on transmission	14

9.	Alteration of capital		14

	9.1	Power to consolidate, divide and cancel	14

	9.2	Dealing with fractions	14

	9.3	Reduction of capital	15

	9.4	Power to buy back Shares	15

Constitution	ii

10.	Variation or cancellation of rights		15

	10.1	Variation or cancellation of rights of class of Shares	15

	10.2	No consent or approval required for redemption	15

	10.3	No variation by issue of further Shares ranking equally	15

11.	Restricted Securities		16

12.	Unmarketable Parcels		16

	12.1	Definitions	16

	12.2	Notice to Unmarketable Parcel Holder	16

	12.3	Revocation or withdrawal of notice	17

	12.4	Sale of Unmarketable Parcels	17

	12.5	Company to pay all costs	17

	12.6	Title of purchaser of Unmarketable Parcel	17

	12.7	Remedy of Unmarketable Parcel Holder	17

	12.8	Evidence of sale in accordance with this clause	17

	12.9	Receipt of proceeds of sale	18

	12.10	Company to deal with proceeds of sale	18

	12.11	Overriding effect of this clause 12	18

	12.12	Clause 12 ceases to have effect following announcement of takeover bid	18

	12.13	Clause 12 may be invoked only once in any 12 Month period	18

13.	Meetings of Shareholders		18

	13.1	Annual general meetings	18

	13.2	General meetings	19

	13.3	Shareholders may requisition meeting	19

	13.4	Use of technology at general meetings	19

	13.5	Notice of general meeting	20

	13.6	Directors entitled to notice of meeting	20

	13.7	Contents of notice of general meeting	20

	13.8	Form of notice of meeting	20

	13.9	Omission to give notice	21

	13.10	Changes to general meeting	21

	13.11	Class meetings	22

14.	Proceedings at general meeting		22

	14.1	Shareholder deemed to be present	22

	14.2	Attorney of Shareholder	22

	14.3	Representative of body corporate	22

	14.4	Quorum for general meeting	22

	14.5	No quorum	23

	14.6	Chair of general meeting	23

	14.7	Powers of chair	23

	14.8	Adjournment of general meeting	24

	14.9	Notice of adjourned meeting	24

Constitution	iii

15.	Voting		24

	15.1	Resolution determined by majority	24

	15.2	Casting vote of chair	24

	15.3	Method of voting	24

	15.4	Demand for poll	25

	15.5	Conducting a poll	25

	15.6	Votes	25

	15.7	Votes by proxy	26

	15.8	Voting if call unpaid on Shares	26

	15.9	Direct voting	27

	15.10	Voting by joint holders	27

	15.11	Voting by transmittee	27

	15.12	Voting by Shareholder of unsound mind	27

	15.13	Voting exclusions	28

	15.14	Ruling on entitlements and votes	28

16.	Proxies		28

	16.1	Instrument appointing proxy	28

	16.2	Deposit of proxy with Company	28

	16.3	Validity of proxy	29

	16.4	Validity of vote given in accordance with proxy	29

	16.5	Form of proxy	29

17.	Directors and Officers of the Company		30

	17.1	Number of Directors	30

	17.2	No Share qualification	30

	17.3	Election of Directors by Company	30

	17.4	Directors may fill casual vacancies or appoint additional Directors	30

	17.5	Eligibility for election as a Director	30

	17.6	Alternate Director	30

	17.7	Auditor cannot be Director	31

18.	Directors’ tenure of office		31

	18.1	Directors’ tenure of office	31

	18.2	Retirement by rotation	32

	18.3	Managing Director	32

	18.4	Retiring Director eligible for re-election	32

	18.5	Removal of Director by the Company	32

	18.6	Vacation of office	32

Constitution	iv

19.	Directors’ remuneration		33

	19.1	Remuneration of Directors	33

	19.2	Apportionment of Remuneration	33

	19.3	Remuneration of executive Directors	33

	19.4	Additional remuneration for extra services	34

	19.5	Other remuneration	34

	19.6	Remuneration to be in accordance with Listing Rules	34

	19.7	Expenses of Directors	34

20.	Directors’ contracts		34

	20.1	Directors not disqualified from holding office or contracting with Company	34

	20.2	Director can act in professional capacity	35

	20.3	Director not to vote on contract in which the Director has a material personal interest	35

	20.4	Directors to declare interest	35

	20.5	Directors to declare potential conflicts	35

	20.6	Secretary to record declarations of Directors	35

21.	Powers of Directors		35

	21.1	Powers of Directors	35

	21.2	Powers to borrow or raise money	36

	21.3	Directors may vote shares in other corporations	36

	21.4	Agent or attorney	36

	21.5	Sub-delegation of powers	36

22.	Executive Directors		36

	22.1	Managing Director	36

	22.2	Directors may confer powers on executive Directors	37

	22.3	Remuneration of executive Directors	37

23.	Proceedings of Directors		37

	23.1	Board meetings	37

	23.2	Director to be regarded as present at meeting	37

	23.3	Place of meeting	37

	23.4	Convening of Directors’ meeting	37

	23.5	Notice of meeting	37

	23.6	Directors may act notwithstanding vacancy	37

	23.7	Quorum for Board meetings	38

	23.8	Meeting competent to exercise all powers	38

	23.9	Chair of Board meetings	38

	23.10	Documents tabled at meeting	38

	23.11	Questions to be decided by majority	38

	23.12	Resolution in writing	38

	23.13	Resolution passed is deemed to be determination of Board	38

	23.14	Committee powers and meetings	39

	23.15	Validity of acts of Directors	39

Constitution	v

24.	Secretary		39

25.	Indemnity and insurance		39

	25.1	Indemnity	39

	25.2	Insurance	40

	25.3	Exclusions required by law	41

26.	Financial statements		41

	26.1	Financial records	41

	26.2	Financial statements to be audited	41

	26.3	Auditor	41

27.	Reserves		41

	27.1	Reserves	41

	27.2	Carry forward of profits	41

	27.3	Revaluation of assets	41

28.	Dividends and distributions		42

	28.1	Power to determine payment of dividends vested in Directors	42

	28.2	Apportionment of dividends	42

	28.3	Discretion as to source of dividends	42

	28.4	Distributions payable by distribution of assets	42

	28.5	Directors’ discretion	43

	28.6	Currency	43

	28.7	No interest payable by the Company	43

	28.8	Directors may retain certain dividends and distributions	43

	28.9	Directors may deduct money payable to Company	43

	28.10	Payment	44

	28.11	Unclaimed distributions	44

	28.12	Dividend Reinvestment Plans	44

29.	Capitalising profits		44

	29.1	Capitalising profits	44

	29.2	Directors powers in relation to capitalisation of profits	44

Constitution	vi

30.	Winding up		45

	30.1	Distribution of surplus assets	45

	30.2	Fee or commission paid to liquidator to be approved in general meeting	45

	30.3	Distribution in specie	45

31.	Minutes and registers to be kept		45

	31.1	Minutes	45

	31.2	Minutes to be signed by the chair	46

	31.3	Registers	46

32.	Inspection of records		46

33.	Notices		46

	33.1	General	46

	33.2	Giving of notices by Company	46

	33.3	Electronic communications	47

	33.4	Notices to joint holders	47

	33.5	Notice deemed to be served	47

	33.6	Service by post	47

	33.7	Notices to Shareholders whose whereabouts unknown	47

	33.8	Notices binding on transferees	48

	33.9	Notice to deceased or bankrupt Shareholders	48

	33.10	Signing notices	48

	33.11	Counting days	48

34.	Forum selection		48

	34.1	Venue for legal actions regarding the Company	48

	34.2	Venue for legal actions regarding US securities law	48

Constitution	vii

1.	Definitions and interpretation

1.1	Definitions

In this Constitution, unless the context otherwise requires:

Act means the Corporations Act 2001 (Cth).

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691) or the securities market which it operates, as the case may be.

Board means the Directors acting as a Board of Directors.

business day has the meaning given in the Listing Rules.

Company means CardieX Limited (ACN 113 252 234).

Constitution means the constitution of the Company for the time being in force.

CS Facility has the same meaning as ‘prescribed CS facility’ in the Act.

CS Facility Operator means the operator of a CS Facility.

Director means a person appointed as a director of the Company from time to time, in accordance with this Constitution.

Direct Vote means a direct vote which is validly cast in accordance with clause 15.9(a).

distribution includes a dividend, distribution, return of capital, bonus or payment in respect of any share buy-back.

Financial Year has the meaning given in the Act.

Government Agency means, whether foreign or domestic:

(a) a government, whether federal, state, territorial or local or a department, office or minister of a government acting in that capacity; or

(b) a commission, delegate, instrumentality, agency, board, or other government, semi-government, judicial, administrative, monetary or fiscal body, department, tribunal, entity or authority, whether statutory or not, and includes any self-regulatory organisation established under statute or any stock exchange.

Listing Rules means the Listing Rules of the ASX and any other rules of the ASX which apply while the Company is admitted to the Official List, as amended or replaced from time to time, except to the extent of any express written waiver by the ASX.

Month means a calendar month.

Office means the registered office for the time being of the Company.

Officer has the meaning given to “officer of a corporation” in section 9 of the Act.

Official List has the meaning given in the Listing Rules.

Operating Rules means the operating rules of a CS Facility regulating the settlement, clearing and registration of uncertificated shares as amended, varied or waived (whether in respect of the Company or generally) from time to time.

Constitution	1

Ordinary Resolution means a resolution of the Shareholders passed by a simple majority of the votes cast by Shareholders entitled to vote on the resolution.

Register means the registers and/or sub-registers of Shareholders to be kept under the Act and the Listing Rules.

Related Body Corporate has the meaning given in the Act.

resolution means any resolution and includes a resolution of the Directors, an Ordinary Resolution and a Special Resolution.

Restricted Securities has the meaning given in the Listing Rules.

Secretary means a person appointed as secretary of the Company and also includes any person appointed to perform the duties of secretary on a temporary basis and any duly appointed assistant secretary.

Shareholder means a person who is entered in the Register as the holder of Shares in the Company.

Shares means shares in the Company.

Special Resolution means a resolution of Shareholders passed by at least 75% of the votes cast by Shareholders entitled to vote on the resolution, unless otherwise required by the Act or this Constitution.

Subsidiary has the meaning given in section 9 of the Act.

1.2	The Act and Listing Rules definitions

In this Constitution, unless the context otherwise requires, if an expression is defined in, or given a meaning for the purposes of, the Act or the Listing Rules that expression has the same definition or meaning in this Constitution to the extent that it relates to the same matter for which it is defined or given a meaning in the Act or the Listing Rules.

1.3	Replaceable rules not to apply

To the full extent permitted by the Act, those provisions of the Act which apply as replaceable rules are displaced by this Constitution in relation to the Company and are replaced by the terms of this Constitution.

1.4	Constitution subject to the Act

This Constitution is subject to the Act. If there is any conflict or inconsistency between the terms of this Constitution and the Act, the Act prevails to the extent of the conflict or inconsistency.

1.5	Listing Rules and Operating Rules only to have effect if Company is listed

In this Constitution, a reference to the Listing Rules or Operating Rules has effect only if at the relevant time the Company is admitted to the Official List and is otherwise to be disregarded.

Constitution	2

1.6	Constitution subject to Listing Rules if Company is listed

If the Company is admitted to the Official List, the following clauses apply:

	(a)	Despite anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done.

	(b)	Nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done.

	(c)	If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

	(d)	If the Listing Rules require this Constitution to contain a provision and it does not contain that provision, this Constitution is deemed to contain that provision.

	(e)	If the Listing Rules require this Constitution not to contain a provision and it contains that provision, this Constitution is deemed not to contain that provision.

	(f)	If any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

1.7	Interpretation

In this Constitution, unless the context otherwise requires:

	(a)	a reference to:

	(i)	the singular includes the plural and vice versa;

	(ii)	a gender includes every gender;

	(iii)	the Act, any section, regulation or schedule of the Act or any other legislation is a reference to that law as amended, consolidated, supplemented or replaced;

	(iv)	in writing or written includes printing, email, photography and other means of representing or reproducing words in a visible form;

	(v)	paid up or paid includes credited as paid up or paid;

	(vi)	dividend includes bonus;

	(vii)	any person includes a reference to any individual, company, body corporate, association, partnership, firm, joint venture, trust or Government Agency;

	(viii)	a person includes the person’s successors and legal personal representatives;

	(ix)	a person being present at a meeting includes a reference to the person being present at the meeting using any technology (including via an instantaneous audio-visual communication device or audio and visual or virtual communication technology), or by the person’s proxy, attorney or body corporate representative;

	(x)	a body (including an institute, association, authority or Government Agency) whether statutory or not:

		(A)	which ceases to exist; or

		(B)	whose powers are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

Constitution	3

	(b)	the words including or includes mean “including but not limited to” or “includes without limitation”;

	(c)	if a period occurs from, after, until or before a day of an act or event, it excludes that day; and

	(d)	headings are for convenience only and must be ignored in interpreting this Constitution.

1.8	Previous constitution

	(a)	This Constitution supersedes the previous constitution of the Company (if any) in force immediately prior to the adoption of this Constitution.

	(b)	The adoption of this Constitution does not affect the validity or effect of anything done under any previous constitution of the Company, so that:

(i) every Director and Secretary of the Company in office immediately prior to the adoption of this Constitution is taken to have been appointed and will continue in office under this Constitution; and

(ii) all Shares or rights to acquire Shares in existence at the date of adoption of this Constitution continue to exist, together with all rights and restrictions attaching to those Shares.

2.	Share capital

2.1	Limited liability of Shareholders

The Company is a company limited by shares and the liability of Shareholders is limited to the amount paid or payable on Shares held by them in accordance with the Act.

2.2	Allotment and issue of Shares under control of Directors

The Directors control the allotment and issue of Shares. Subject to the Act and the Listing Rules, the Directors:

(a) may allot, issue, cancel or otherwise dispose of Shares to any persons, on any terms and conditions, at that issue price and at those times which the Directors think fit;

(b) have full power to give any person a call or option over any Shares during any time and for any consideration as the Directors think fit; and

(c) may issue Shares with any preferential, deferred or special rights, privileges or conditions or with any restrictions (whether in regard to dividends, voting, return of Share capital or otherwise) as the Directors determine.

2.3	Company may issue preference Shares

The Company may issue preference Shares including preference Shares which are, or which at the option of the Company or holder may be, liable to be redeemed or converted into ordinary Shares.

Constitution	4

2.4	Rights of holders of preference Shares

All preference Shares issued by the Company confer on the holders of those preference Shares:

(a) the same rights as holders of ordinary Shares to receive notices, reports and accounts and to attend general meetings of the Company;

(b) the right to vote in each of the following circumstances and in no others:

(i) during a period when a dividend (or part of a dividend) for the Share is in arrears;

(ii) on a proposal to reduce the Company’s Share capital;

(iii) on a resolution to approve the terms of a buy-back agreement;

(iv) on a proposal that affects rights attached to the Share;

(v) on a proposal to wind up the Company;

(vi) on a proposal to dispose of the whole of the Company’s property, business and undertaking;

(vii) during the winding up of the Company; and

(c) such other rights, and are subject to such other terms and conditions, as are provided for in their terms of issue.

2.5	Applications for Shares

Where the Company receives an application for a Share by or on behalf of the applicant and the Company allots a Share to the applicant as a consequence of that application, the application is to be treated as:

(a) an agreement by the applicant to accept that Share subject to the terms and conditions on which the Share is allotted;

(b) a request by the applicant for the Company to enter the applicant’s name in the Register in respect of that Share; and

(c) an agreement by the applicant to become a Shareholder and, subject to the Act, to be bound by this Constitution on being registered as the holder of that Share.

2.6	Brokerage or commission

Subject to the Act and the Listing Rules, the Company may pay brokerage or commission to any person in consideration of that person subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares in the Company or for procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares in the Company. Any brokerage or commission may be paid or satisfied in cash, Shares, debentures or other securities of the Company or otherwise as the Directors determine.

2.7	Registered holder is absolute owner

Except as required by law, the Operating Rules or this Constitution, the Company is not required to recognise any interest in, or right in respect of, a Share except an absolute right of legal ownership of the Shareholder registered as the holder of that Share.

Constitution	5

2.8	Joint holders

(a) Two or more persons registered as the holders of any Share are deemed to hold the Share as joint tenants with benefits of survivorship, subject to the following provisions:

(i) the joint holders are jointly and severally liable for all payments (including calls and instalments) made for the Share;

(ii) if a joint holder dies, the survivor or survivors are the only person or persons recognised by the Company as having any title to the Share, but the Directors may require evidence of death;

(iii) any one joint holder may give a valid receipt for any distribution or other amount payable to the joint holders; and

(iv) delivery of a notice or a certificate for a Share to any joint holder is sufficient delivery to all the joint holders.

(b) Despite clause 2.8(a), if the prescribed CS Facility has implemented the required functionality and the Operating Rules permit, the Company may register up to four persons as the joint holders of a Share.

2.9	Recognition of trusts or other interests

Subject to the Act, the Company is entitled to treat the registered holder of any Shares as the absolute owner of those Shares and, accordingly, the Company is not bound to recognise (whether or not it has notice):

(a) a person as holding a Share on any trust; or

(b) any equitable, contingent, future or partial interest in any Share or unit of a Share.

3.	Certificates

3.1	Certificated holdings

The provisions of this clause 3 apply only to the extent that the Company is required by the Act, the Listing Rules or the Operating Rules to issue certificates for Shares or other marketable securities of the Company, and then only for those Shares or other marketable securities for which certificates are required to be issued.

3.2	Issue of certificates

Subject to this Constitution, where the Company is required by the Act, the Listing Rules or the Operating Rules to issue certificates for Shares or other marketable securities of the Company, the certificates must be issued in accordance with the Act, the Listing Rules and the Operating Rules and must include all information required by the Act, the Listing Rules and the Operating Rules.

3.3	Entitlement of Shareholder to certificate

Subject to this Constitution, every Shareholder is entitled free of charge to one certificate for each class of Shares or other marketable securities registered in its name or to several certificates each for a reasonable proportion of those Shares or marketable securities.

Constitution	6

3.4	Certificate for joint holders

Where Shares or other marketable securities are registered in the names of two or more persons, only one certificate is required to be issued for each class of those Shares or marketable securities.

3.5	Cancellation of certificate on transfer

	(a)	Subject to this Constitution, on every application to register the transfer of any Shares or other marketable securities, or to register any person as a Shareholder in respect of any Shares or other marketable securities which may have been transmitted to that person by operation of law, the certificate for those Shares or other marketable securities must be delivered up to the Company for cancellation.

	(b)	The Company must issue a new certificate in similar form specifying the Shares or other marketable securities transferred or transmitted and deliver it to the transferee or transmittee within five business days after the registrable transfer or transmission notice is lodged with the Company.

	(c)	If registration is required for some only of the Shares or other marketable securities specified on the certificate delivered up to the Company, a new certificate specifying the Shares or other marketable securities remaining untransferred or untransmitted must be delivered to the transferor.

3.6	Replacement of certificates

	(a)	The Company must issue a replacement certificate:

		(i)	if the certificate is worn out or defaced, on production of the certificate to the Company to be replaced and cancelled; or

		(ii)	if the certificate is lost or destroyed, on the Company being furnished with:

			(A)	evidence that the certificate has been lost or destroyed, and has not been disposed of or pledged, as required by the Act;

			(B)	an undertaking to return the certificate, if found, as required by the Act; and

			(C)	if the Directors consider it necessary, a bond or indemnity as the Act authorises the Directors to require.

	(b)	The Company must issue all replacement certificates within five business days after receiving the original certificate or evidence of loss or destruction.

4.	Lien

4.1	Lien

	(a)	The Company has a first and paramount lien on every Share for:

		(i)	unpaid calls and instalments on those Shares;

		(ii)	if the Shares were acquired under an employee incentive scheme, any amount owing to the Company for acquiring those Shares; and

		(iii)	any amount the Company is required by law to pay (and has paid) in respect of the Share of a Shareholder or deceased Shareholder.

	(b)	A lien extends to reasonable interest at any rates the Directors may determine, and expenses incurred because the amount is not paid.

Constitution	7

4.2	Extent of lien

The Company’s lien on a Share extends to all distributions and other monies payable for or in respect of the Share, including the proceeds of sale of the Share. The Company may deduct or set-off against any distributions or other monies subject to the Company’s lien any monies due and payable to the Company.

4.3	Exemption from lien

The Directors may at any time declare any Share to be wholly or partly exempt from the provisions of clause 4.1.

4.4	Sale under lien

Subject to clause 6, the Company may sell or otherwise dispose of any Shares on which the Company has a lien in any manner if, and only if:

(a) an amount in respect of which the lien exists is presently payable (Sum); and

(b) thirty days has expired from the Company giving written notice (Notice) to the registered holder of the Shares, or to the person entitled to the Shares because of the death or bankruptcy of the registered holder; and

(c) the Notice specified:

(i) the Sum;

(ii) that payment must be made by a date at least 10 business days after the date of the Notice;

(iii) a reasonable place and method for payment; and

(iv) that if payment were not made as required, the Shares would be sold under the lien; and

(d) the Notice has not been complied with.

4.5	Proceeds of sale of Shares sold under lien

The Company must:

(a) apply the net proceeds of Shares sold under lien (after payment of all costs and expenses incurred in selling the Shares) (Net Proceeds) in payment of the Sum; and

(b) pay the balance of the Net Proceeds (if any) to the person registered as the holder of the Shares immediately before the Shares were sold or as that person directs.

4.6	No release of liability

Where the Net Proceeds are insufficient for the full payment of the Sum, the person or persons liable to pay the Sum remain liable to the Company for the balance of the Sum. Nothing in, or done pursuant to, this clause 4 releases a person who is or was registered as the holder of any Share from any liability to the Company in respect of the Sum.

Constitution	8

4.7	Remedies

The remedy of any person aggrieved by the sale or disposal of its Shares under this clause 4 is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

4.8	Transfer on sale under lien

(a) The Company must register the purchaser as holder of the Shares transferred under clause 4.

(b) The purchaser of the Shares transferred is not bound to see that the purchase money is properly applied as set out in this clause 4. The purchaser’s title to the Shares is unaffected by any irregularity or invalidity in connection with the sale or the application of the purchase money.

(c) The purchaser of the Shares transferred under this clause 4 is discharged from liability for any calls which may have been due before the purchase of those Shares, unless otherwise agreed.

4.9	Company may forfeit instead

If clause 6 applies to a Share on which a call is unpaid, the Company may choose which of the sale and other procedures under clauses 4 and 6 it will use. Choosing to use procedures under one of those clauses 4 or 6 does not limit the Company’s rights under the other clause.

4.10	Company’s right to recover payments

(a) A Shareholder must reimburse the Company on demand in writing for all payments the Company makes to a government or taxing authority in respect of the Shareholder, the death of a Shareholder or the Shareholder’s Shares or any distributions on the Shareholder’s Shares where the Company is required by law to make the relevant payment.

(b) The Company is not obliged to advise the Shareholder in advance of its intention to make the payment.

4.11	Reimbursement is a debt due

The obligation of the Shareholder to reimburse the Company under clause 4.10(a) is a debt due to the Company as if it were a call on all the Shareholder’s Shares, duly made at the time when the written demand for reimbursement is given by the Company to the Shareholder. The provisions of this Constitution relating to non-payment of calls, including payment of interest and sale of the Shareholder’s Shares under lien, apply to the debt.

5.	Calls

5.1	Directors may make calls

(a) The Directors may make calls as they think fit on the Shareholders for all monies unpaid on Shares held by those Shareholders which are not monies made payable by the conditions of allotment at fixed times.

(b) A call is deemed to have been made when the resolution of the Directors authorising that call was passed.

(c) A call may be made payable by instalments.

(d) The Directors may revoke or postpone a call.

Constitution	9

5.2	Notice of calls

The Company must give written notice of a call at least 30 business days before the call is due. The notice must specify the time and place for payment and any other information required by the Listing Rules. The non-receipt of any notice by, or the accidental omission to give notice of any call to, any Shareholder will not invalidate the call.

5.3	Difference in terms of issue as to calls

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the time for payment of those calls.

5.4	Fixed payments deemed calls

Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any fixed date, will for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which the sum is payable. In case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise will apply as if the sum had become payable by virtue of a call duly made and notified.

5.5	Interest on sums not paid

A sum called in respect of a Share and not paid on or before the date for payment bears interest from the date for payment to the time of actual payment at any rates as the Directors may determine. The Directors may waive payment of interest, either in whole or in part.

5.6	Payment of calls

Each Shareholder must pay the amount of every call made on it at the times and places appointed by the Directors.

5.7	Proof of calls

In any proceeding to recover monies due for any call, it is sufficient and conclusive evidence of the debt if it is proved that:

(a) the name of the Shareholder sued is entered in the Register as the holder or one of the holders of the Shares in respect of which the call was made;

(b) the resolution making the call was recorded in the minute book; and

(c) notice of the call was given to the Shareholder sued in accordance with this Constitution.

5.8	Prepayment of calls

The Directors may receive from any Shareholder willing to advance it all or any part of the amount unpaid on the Shares held by that Shareholder beyond the sums actually called up. The Directors may then either:

(a) if the Shareholder so requests, make a call on the Shareholder for the amount advanced, pro rata in respect of all Shares held by that Shareholder on which monies remain unpaid or on any other basis as agreed between that Shareholder and the Directors; or

Constitution	10

(b)

authorise payment by the Company of interest on the whole or any part of the amount so received until the amount becomes due or is repaid at the rate agreed between that Shareholder and the Directors. The Directors may at any time authorise repayment of the whole or any part of the amount paid in advance on giving the Shareholder one Month’s notice of the date for repayment.

6.	Forfeiture of Shares

6.1	Forfeiture on non-payment of calls

Unless the Directors otherwise determine, any Share on which a call is not paid within 14 days after the day for its payment is absolutely forfeited without any resolution of the Directors or other proceeding being required. Subject to the Act and the Listing Rules, the Directors may then proceed to cancel or sell the forfeited Shares.

6.2	Evidence of forfeiture

A written statement declaring that the person making the statement is a Director or Secretary of the Company and that a Share in the Company has been forfeited on a date stated in the statement is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to the Share.

6.3	Effect of forfeiture

On forfeiture of a Share the person whose Share is forfeited:

(a) ceases to be a Shareholder in respect of the forfeited Share;

(b) loses all entitlements to dividends determined to be paid in respect of the forfeited Share and not actually paid; and

(c) remains liable to pay the Company all money which, at the date of forfeiture, was payable by it to the Company in respect of the forfeited Share together with interest on that amount from the date of forfeiture until payment at the rate determined by the Directors. The Directors are not obliged to enforce payment.

6.4	Sale of forfeited Share

(a) If the Directors determine to sell any forfeited Shares, the Company may dispose of those Shares on any terms and in any manner as the Directors determine, and in accordance with any applicable requirements of the Act and the Listing Rules.

(b) The Company may do all things necessary to give effect to the sale of the forfeited Shares, including authorising a Director or any other person to:

(i) execute a transfer of the Shares sold in favour of the purchaser of the Shares; and

(ii) do all acts and things as are necessary or desirable under the Act, the Listing Rules or the Operating Rules to effect a transfer and to enable the forfeited Shares to be disposed of.

(c) The Company must register the transferee as holder of the Shares forfeited.

(d) The transferee of the forfeited Shares is not bound to see that the purchase money is properly applied as set out in this clause 6. The transferee’s title to the Shares is unaffected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Shares.

Constitution	11

6.5	Proceeds of sale

The proceeds of sale of any forfeited Shares received by the Company must be applied in payment of:

(a) firstly, the expenses of the sale;

(b) secondly, any expenses necessarily incurred in connection with the forfeiture, including any interest accrued;

(c) thirdly, the calls then due and unpaid; and

(d) the balance (if any) must be paid to the Shareholder whose Shares have been sold within five business days of the Company receiving the proceeds of sale.

6.6	Redemption of forfeited Shares

(a) A Share belonging to a person which has been forfeited may be redeemed at any time up to, but not including, the day on which the Share is intended to be sold, by payment to the Company of all calls due on the Share and any other costs and expenses which may be permitted by the Act and the Listing Rules, and on payment the person is entitled to the Share as if the forfeiture had not occurred.

(b) The remedy of any person aggrieved by the sale or disposal of its Shares under this clause 6 is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

6.7	Surrender of Shares

The Directors may accept the surrender of any Share which they are entitled to forfeit on any terms they think fit and any Share so surrendered may be disposed of in the same manner as a forfeited Share.

7.	Transfer of Shares

7.1	Forms of instrument of transfer

Subject to this Constitution and the Listing Rules, a Share in the Company is transferable:

(a) as provided by the Operating Rules of a CS Facility if applicable; or

(b) by any other method of transfer which is required or permitted by the Act and, while the Company is on the Official List of ASX, the Listing Rules.

7.2	Execution and delivery of transfer

If a duly completed instrument of transfer:

(a) is used to transfer a Share in accordance with clause 7.1(b); and

(b) is left for registration at the share registry of the Company, accompanied by any information that the Directors properly require to show the right of the transferor to make the transfer,

the Company must, subject to the powers and discretions vested in the Directors by this Constitution, register the transferee as the holder of the Share.

Constitution	12

7.3	Effect of registration

Except as provided by any applicable Operating Rules of a CS Facility (where the Company is on the Official List of ASX), a transferor of a Share remains the holder of the Share transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Share.

7.4	Company to register forms without charge

The Company must register all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts and mark or note transfer forms without imposing a charge except where a charge is permitted by the Listing Rules.

7.5	Power to refuse to register

If permitted by the Listing Rules, the Directors may:

(a) request any applicable CS Facility Operator to apply a holding lock to prevent a transfer of Shares in the Company from being registered on the CS Facility’s subregister; or

(b) refuse to register a transfer of Shares in the Company to which paragraph 7.5(a) does not apply.

7.6	Obligation to refuse to register

The Directors must:

(a) request any applicable CS Facility Operator to apply a holding lock to prevent transfer of Shares in the Company from being registered on the CS Facility’s subregister; or

(b) refuse to register any transfer of Shares in the Company to which paragraph 7.6(a) does not apply,

if:

(c) the Listing Rules require the Company to do so; or

(d) the transfer is in breach of the Listing Rules or a restriction deed in relation to Restricted Securities.

7.7	Written notice to security holder

If in the exercise of their rights under clause 7.5 and 7.6 the Directors request application of a holding lock to prevent a transfer of Shares in the Company or refuse to register a transfer of Shares they must give written notice of the request or refusal to the holder of the Shares, the transferee and any broker lodging the transfer. Failure to give notice does not invalidate the decision of the Directors.

7.8	Company to retain instrument of transfer

The Company must retain every instrument of transfer which is registered for the period required by any applicable law.

Constitution	13

8.	Transmission of Shares

8.1	Death of a Shareholder

(a) If a Shareholder dies:

(i)	if the Shareholder was a joint holder of any Shares, the surviving joint holder (or holders) is (or are) the only person (or persons) recognised by the Company as having any title to or interest in those Shares; and

(ii)	if the Shareholder was the sole holder of any Shares, the legal personal representatives of the Shareholder are the only persons recognised by the Company as having any title to or interest in those Shares.

(b)	Nothing in clause 8.1(a) releases the estate of a deceased Shareholder from any liability on a Share, whether that Share was held by the deceased solely or jointly with other persons.

8.2	Transmission on death or bankruptcy

Any person who becomes entitled to a Share because a Shareholder dies or becomes bankrupt or otherwise by operation of law may, on producing such evidence of entitlement as the Directors may require, elect either to be registered personally as the holder of the Share or to have some person nominated by it registered as the transferee of that Share.

8.3	Election as to registration on transmission

(a) If the person becoming entitled to a Share:

(i)	elects to be registered personally, he or she must deliver or send to the Company a personally signed written notice stating that election; or

(ii)	elects to have another person registered, he or she must effect a transfer of the Share in favour of that person.

(b) All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, the form of transfer and the registration of transfers of Shares will be applicable to any notices or transfers.

9.	Alteration of capital

9.1	Power to consolidate, divide and cancel

The Company may:

(a) convert all or any of its Shares into a larger or smaller number of Shares. Any amount unpaid on the Shares being converted is divided equally among the replacement Shares; and

(b) cancel Shares which have been forfeited.

9.2	Dealing with fractions

Subject to the Act, the Directors may do anything required to give effect to any resolution which alters the Company’s Share capital. Where a Shareholder becomes entitled to a fraction of a Share on a consolidation, this power includes:

(a) making cash payments;

Constitution	14

(b) determining that fractions may be disregarded to adjust the rights of all parties;

(c) appointing a trustee to deal with any fractions on behalf of Shareholders; and

(d) rounding up each fractional entitlement to the nearest whole Share by capitalising any amount available for capitalisation even though only some of the Shareholders may participate in the capitalisation.

9.3	Reduction of capital

Subject to the Act and the Listing Rules, the Company may reduce its capital in any manner, including by way of distributing specific assets, including securities of the Company or of any other corporation, trust or entity.

9.4	Power to buy back Shares

The Company may, in accordance with the Act and the Listing Rules, buy back its own Shares on any terms and conditions determined by the Directors. The consideration paid for a buy-back of Shares may include specific assets, including securities of the Company or of any other corporation, trust or entity.

10.	Variation or cancellation of rights

10.1	Variation or cancellation of rights of class of Shares

Subject to the Act and the Listing Rules, all or any of the rights and privileges attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or cancelled, including by converting or reclassifying Shares from one class to another:

(a) with the written consent of holders of at least 75% of the Shares issued in that class; or

(b) with the approval of a Special Resolution passed at a meeting of holders of the Shares of that class. The provisions of this Constitution relating to notice of general meetings, quorum at a meeting, the appointment of a chair and of proxies, attorneys and representatives, the depositing and form and validity of proxies and the conduct of general meetings will apply to any meeting of that class to approve such a Special Resolution.

10.2	No consent or approval required for redemption

A consent or approval referred to in clause 10.1 is not required to redeem any Shares or vary any other rights attaching to any Shares where that redemption or variation is in accordance with the terms of issue of those Shares.

10.3	No variation by issue of further Shares ranking equally

The rights conferred on the holders of the Shares of any class will not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally in respect of those rights.

Constitution	15

11.	Restricted Securities

The Company and each Shareholder must comply with all the requirements of the Listing Rules relating to Restricted Securities. Despite any other provisions of this Constitution:

(a) a holder of Restricted Securities must not dispose of (as the term “dispose” is defined in the Listing Rules), or agree or offer to dispose of, the Restricted Securities during the escrow period for those Restricted Securities except as permitted by the Listing Rules or the ASX;

(b) if the Restricted Securities are in the same class as quoted securities of the Company, the holder will be taken to have agreed in writing that the Restricted Securities are to be kept on the Company’s issuer sponsored sub-register and are to have a holding lock applied for the duration of the escrow period for those Restricted Securities;

(c) the Company will refuse to acknowledge any disposal (including, without limitation, to register any transfer) of Restricted Securities during the escrow period applicable to those Restricted Securities except as permitted by the Listing Rules or the ASX;

(d) a holder of Restricted Securities will not be entitled to participate in any return of capital on those Restricted Securities during the escrow period for those Restricted Securities except as permitted by the Listing Rules or the ASX; and

(e) if a holder of Restricted Securities breaches a restriction deed or a provision of this Constitution restricting a disposal of those Restricted Securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those Restricted Securities for so long as the breach continues.

12.	Unmarketable Parcels

12.1	Definitions

In this clause 12:

Effective Date means the date immediately following the expiry of the period referred to in the notice given by the Company to Unmarketable Parcel Holders in accordance with this clause 12.

Marketable Parcel means a number of Shares equal to a marketable parcel as defined in the Listing Rules and ASX Operating Rules, calculated on the day before the Company gives notice under clause 12.2.

Unmarketable Parcel means a number of Shares which is less than a Marketable Parcel.

Unmarketable Parcel Holder means a Shareholder holding an Unmarketable Parcel.

12.2	Notice to Unmarketable Parcel Holder

The Company may give written notice to an Unmarketable Parcel Holder advising of the Company’s intention to sell its Unmarketable Parcel under this clause 12, unless the Unmarketable Parcel Holder, within six weeks from the date the notice is sent by the Company, gives written notice to the Company that it wishes to retain its Shares in which case the provisions of this clause 12 will not apply to the Shares held by that Unmarketable Parcel Holder.

Constitution	16

12.3	Revocation or withdrawal of notice

If an Unmarketable Parcel Holder has given written notice to the Company that it wishes its Shares to be exempted from this clause 12, it may at any time before the Effective Date revoke or withdraw that notice and the provisions of this clause 12 will then apply to the Shares held by that Unmarketable Parcel Holder.

12.4	Sale of Unmarketable Parcels

Subject to the Act, on and from the Effective Date, the Company may sell or otherwise dispose of the Shares held by each Unmarketable Parcel Holder on any terms and in that manner and at those times which the Directors determine. For the purpose of selling or disposing of those Shares, each Unmarketable Parcel Holder irrevocably:

(a) appoints the Company as its agent to sell all the Shares it holds;

(b) appoints the Company and each Director and Secretary from time to time jointly and severally as its attorney in its name and on its behalf to:

(i) effect a transfer document for its Shares and to otherwise act to effect a transfer of its Shares;

(ii) initiate a holding adjustment to move the Shares from a CS Facility holding to an issuer sponsored holding or a certificated holding; and

(iii) execute on behalf of the Unmarketable Parcel Holder all deeds, instruments or other documents necessary to transfer the Shares and to deliver any such deeds, instruments or other documents to the purchaser;

(c) appoints the Company as its agent to deal with the proceeds of sale of those Shares in accordance with this clause 12; and

(d) permits the Company if permitted by the Act to pool two or more Unmarketable Parcels for sale.

12.5	Company to pay all costs

The Company will pay all costs and expenses of the sale and disposal of Unmarketable Parcels under this clause 12.

12.6	Title of purchaser of Unmarketable Parcel

Once the name of the purchaser of the Shares sold or disposed of in accordance with this clause 12 is entered in the Register for those Shares, the title of the purchaser to those Shares is not affected by any irregularity or invalidity in connection with the sale or disposal of those Shares and the validity of the sale may not be impeached by any person.

12.7	Remedy of Unmarketable Parcel Holder

The remedy of any Unmarketable Parcel Holder who is aggrieved by the sale or disposal of its Shares under this clause 12 is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

12.8	Evidence of sale in accordance with this clause

A written statement declaring that the person making the statement is a Director or Secretary of the Company and that the Shares of an Unmarketable Parcel Holder have been dealt with in accordance with this clause 12 is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to those Shares.

Constitution	17

12.9	Receipt of proceeds of sale

The Company’s receipt of the proceeds of sale of the Shares of an Unmarketable Parcel Holder is a good discharge to the purchaser of all liability in respect of the purchase of those Shares and the purchaser will not be bound to see to the application of the money paid as consideration.

12.10	Company to deal with proceeds of sale

The Company will receive the proceeds of sale of the Shares of an Unmarketable Parcel Holder under this clause 12 and will deal with those proceeds as follows. It must:

(a) pay the proceeds into a separate bank account which it opens and maintains for that purpose;

(b) hold the proceeds in trust for the Unmarketable Parcel Holder;

(c) as soon as reasonably practicable after it receives the proceeds, notify the Unmarketable Parcel Holder in writing of the receipt and that the proceeds are being held by the Company pending receipt of the share certificates (if any) for those Shares sold or disposed of or, if those certificates have been lost or destroyed, a statement and undertaking in accordance with the Act, and seeking instructions from the Unmarketable Parcel Holder as to how the proceeds are to be dealt with;

(d) deal with the sale proceeds as instructed by the Unmarketable Parcel Holder if the Unmarketable Parcel Holder provides the Company with the certificate (if any) for those Shares or, if that certificate has been lost or destroyed, a statement and undertaking in accordance with the Act; and

(e) if the whereabouts of the Unmarketable Parcel Holder are unknown or no instructions are received from the Unmarketable Parcel Holder within two years of the proceeds being received by the Company, deal with those proceeds according to the applicable laws dealing with unclaimed monies.

12.11	Overriding effect of this clause 12

Subject to clauses 1.6 and 12.12, the provisions of this clause 12 have effect despite any other provision of this Constitution.

12.12	Clause 12 ceases to have effect following announcement of takeover bid

This clause 12 ceases to have effect following the announcement of a takeover bid but, despite clause 12.13, the procedures set out in this clause 12 may be started again after the close of the offers made under the takeover bid.

12.13	Clause 12 may be invoked only once in any 12 Month period

The provisions of this clause 12 may be invoked only once in any 12 Month period.

13.	Meetings of Shareholders

13.1	Annual general meetings

Annual general meetings of the Company must be held in accordance with the Act and the Listing Rules. The business of an annual general meeting may include:

(a) receiving and considering the statement of financial performance, statement of financial position, the reports of the Directors and of the auditors, and the statement of the Directors;

Constitution	18

	(b)	electing Directors;

	(c)	adopting the remuneration report;

	(d)	appointing the auditor; and

	(e)	fixing the remuneration of the auditor,

whether or not this is stated in the notice of meeting.

13.2	General meetings

The Directors may convene a general meeting of the Company.

13.3	Shareholders may requisition meeting

Shareholders may requisition the holding of a general meeting in accordance with the Act and the Directors must convene a general meeting in accordance with the time limits under the Act.

13.4	Use of technology at general meetings

Despite anything else contained in this Constitution:

	(a)	subject to the Act and the Listing Rules:

		(i)	the Company may hold a general meeting using any virtual meeting technology approved by the Directors that gives the Shareholders (as a whole) a reasonable opportunity to participate and enables them to vote on a show of hands, on a poll or otherwise, as the case may require; and

		(ii)	a meeting conducted using such virtual meeting technology may be:

			(A)	held concurrently at one or more physical venues and using virtual meeting technology; or

			(B)	not held at any specified physical venue and held as a wholly virtual meeting,

and participation in such a meeting will constitute presence as if in person at such a meeting;

	(b)	if the Directors elect to use virtual meeting technology for a general meeting of the Company, the Directors will determine the type of virtual meeting technology to be used, and for the purposes of clause 13.7(a), the notice of meeting must set out the details of the virtual meeting technology for the general meeting;

	(c)	if before or during a general meeting any technical difficulty occurs such that the Shareholders do not have a reasonable opportunity to participate, the chair may:

		(i)	adjourn the meeting for a reasonable period until the technical difficulty is remedied; or

		(ii)	where a quorum remains present (either at the place at which the chair is present or by virtual meeting technology as contemplated by this clause 13.4) and able to participate, continue the meeting (subject to the Act);

Constitution	19

	(d)	the inability of one or more Shareholders to access, or to continue to access, virtual meeting technology will not affect the validity of a meeting or any business conducted at a meeting, provided that sufficient Shareholders are able to participate in the meeting as are required to constitute a quorum;

	(e)	for the purposes of this Constitution a reference to ‘place’ of or in relation to a meeting also includes a reference to any virtual meeting technology used, where a general meeting is being held in accordance with this clause 13.4; and

	(f)	nothing in clause 13.4 is to be taken to limit the powers conferred on the chair by law and this Constitution.

13.5	Notice of general meeting

Notice of every annual general meeting, general meeting or meeting of any class of Shareholders must be given in the manner provided by this Constitution and the Act to the Shareholders and those persons who are otherwise entitled under this Constitution to receive notices.

13.6	Directors entitled to notice of meeting

A Director is entitled to receive notice of and to attend all general meetings and all separate meetings of the holders of any class of Shares, and is entitled to speak at those meetings.

13.7	Contents of notice of general meeting

Subject to clause 13.8, every notice convening a general meeting must include or be accompanied by all information required by the Act and the Listing Rules and must at least:

	(a)	set out the place, the day and the time for the meeting (and, if the meeting is to be linked to one or more additional places by technology or be held as a virtual meeting under clause 13.4, the technology that will be used to facilitate the holding of the meeting in that manner);

	(b)	subject to clause 13.1, state the general nature of the business to be transacted at the meeting;

	(c)	be accompanied by an instrument of proxy in the form described in this Constitution or in any other form as the Directors may determine or accept;

	(d)	include information about how instruments of proxy can be delivered to the Company; and

	(e)	if required by the Listing Rules, include a voting exclusion statement.

13.8	Form of notice of meeting

Unless the law provides otherwise, a notice of a general meeting and instrument of proxy:

	(a)	need not be provided physically in writing;

	(b)	may be provided to Shareholders using one or more technologies to communicate the contents; and

	(c)	may be provided to Shareholders using one or more technologies to communicate details of an online location where they can be viewed or downloaded.

Constitution	20

13.9	Omission to give notice

(a)	No resolution passed at or proceedings of any general meeting will be invalid because of any unintentional omission or error in giving or not giving notice of:

(i)	that general meeting;

(ii)	any change of place (or places) of that general meeting;

(iii)	postponement of that general meeting, including the date, time and place (or places) for the resumption of the adjourned meeting; or

(iv)	resumption of that adjourned general meeting.

(b)	A person’s attendance at a general meeting waives any objection that person may have in respect of any unintentional omission or error in the giving of a notice.

13.10	Changes to general meeting

(a)	If the Directors consider that:

(i)	a general meeting has become unnecessary;

(ii)	the postponement of a general meeting is in the interests of Shareholders;

(iii)	the place for a general meeting is no longer appropriate, convenient or practical; or

(iv)	a change is otherwise necessary to conduct the general meeting efficiently, the Directors may:

(v)	change the place for the general meeting;

(vi)	cancel the general meeting;

(vii)	postpone the general meeting; and/or

(viii)	make any change they consider necessary to the efficient conduct of the general meeting.

(b)	Except as prescribed by the Act, the accidental omission to give notice of any cancellation, postponement or change of place of a meeting, or the non-receipt of notice of any cancellation, postponement or change of place of a meeting, does not invalidate the cancellation, postponement or change of place of that meeting or any of the proceedings at that meeting.

(c)	Clause 13.10(a) does not permit the Directors to cancel a meeting convened in accordance with the Act by a single Director, by Shareholders, by the Directors on request of Shareholders or a meeting convened by a court unless the party which convened the meeting (or at the request of whom the meeting was convened) consents to the cancellation.

(d)	The only business that may be transacted at a general meeting, the holding of which is postponed, is the business specified in the original notice convening the meeting.

Constitution	21

13.11	Class meetings

The provisions of this Constitution relating to general meetings apply so far as they are capable of application and with any necessary changes to every separate meeting of the holders of a class of Shares except that:

(a)	a quorum in respect of that class meeting is constituted by:

(i)	at least two persons who, between them, hold or represent one-third of the issued Shares of the class; or

(ii)	if one person holds all of the Shares of the class, that person; and

(b)	any holder of Shares of the class, present in person or by proxy, attorney or representative, may demand a poll.

14.	Proceedings at general meeting

14.1	Shareholder deemed to be present

Subject to clause 13.4, a Shareholder may attend a general meeting at which it is entitled to be present, and is deemed to be present, in any of the following ways:

(a)	in person;

(b)	by attorney;

(c)	by proxy;

(d)	in the case of a Shareholder which is a body corporate, by a representative appointed under section 250D of the Act.

14.2	Attorney of Shareholder

Any Shareholder may appoint an attorney to act on its behalf at all meetings of the Company or all meetings of the Company during a specified period. Before the first meeting at which the attorney acts on the Shareholder’s behalf, the power of attorney validly appointing the attorney must be deposited at the Office or at any place specified in the notice convening that meeting.

14.3	Representative of body corporate

Any Shareholder that is a body corporate may, in accordance with the Act, by resolution of its directors authorise any person to act as its representative at any meeting. That representative is then entitled to exercise the same powers as the body corporate appointing the representative could have exercised as a Shareholder, if it were a natural person.

14.4	Quorum for general meeting

No business may be transacted at any general meeting unless a quorum is present at the start of the business. A quorum is three Shareholders who are present at the meeting and entitled to vote on a resolution at the meeting.

Constitution	22

14.5	No quorum

If a quorum is not present within 30 minutes after the time appointed for the meeting (or any longer period of time as the chair may allow):

(a)	any meeting convened on a requisition of Shareholders is dissolved; and

(b)	any other meeting stands adjourned to the same day in the next week at the same time and place or to any other day, time and place as the Directors may appoint by notice to the Shareholders. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the adjourned meeting, then those Shareholders who are present are deemed to be a quorum and may transact the business for which the meeting was called.

14.6	Chair of general meeting

(a)	The chair of the Board, or, in the chair’s absence, the deputy chair (if any) will be entitled to take the chair at every general meeting. If there is no chair, or if at any meeting the chair is not present within 15 minutes after the time appointed for holding the meeting or if the chair is unwilling to act, the Directors present may choose a chair. If the Directors do not choose a chair, the Shareholders present must choose one of the Directors to be chair, and if no Director is present or willing to take the chair, the Shareholders may choose one of the Shareholders to be chair.

(b)	The chair may, in the case of a conflict of interest or otherwise in their discretion, appoint someone else (who need not be a Director) to chair one or more items of business or resolutions at a general meeting. While acting as chair the appointee may exercise all of the chair’s powers and discretions. Where an instrument of proxy appoints the chair as proxy for the part of the proceedings for which the appointee is acting as chair, the instrument of proxy is taken to be in favour of the appointee for the relevant part of the proceedings. The chair resumes the chair after the appointment concludes.

14.7	Powers of chair

(a)	The chair is responsible for the general conduct of and procedures at the general meeting.

(b)	The chair’s decisions about general conduct and procedures is final.

(c)	Without limiting clauses 14.7(a) or 14.7(b), the chair may:

(i)	require any person who wishes to attend the meeting to comply with searches, restrictions or other security arrangements considered appropriate;

(ii)	refuse entry to or require the removal of any person who does not comply with the arrangements for the conduct of the meeting;

(iii)	prohibit the use of a recording or broadcasting device or an article considered to be dangerous, offensive or liable to cause disruption; and

(iv)	at any time considered necessary or desirable for the proper and orderly conduct of the meeting, demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the Shareholders.

Constitution	23

(d)	At any general meeting, if:

(i)	the chair declares that a resolution has been carried, or carried by a particular majority, or not carried; and

(ii)	an entry to that effect is recorded in the minutes of proceedings of the Company,

that declaration is conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against that resolution.

14.8	Adjournment of general meeting

(a)	The chair of a general meeting at which a quorum is present may adjourn the meeting to another date, time and place (or places).

(b)	The chair of a general meeting may at any time during the course of the meeting:

(i)	adjourn the meeting or any business, motion, question or resolution being or to be considered by the meeting to a later time at the same meeting or to an adjourned meeting; and

(ii)	for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period or periods as the chair determines.

(c)	Subject to the Act and the Constitution, the chair’s rights under clause 14.8(b) are exclusive and, unless the chair requires otherwise, no vote may be taken or demanded by the Shareholders about any postponement, adjournment or suspension of proceedings.

(d)	No business may be transacted on the resumption of an adjourned or postponed general meeting other than the business left unfinished at the adjourned general meeting.

14.9	Notice of adjourned meeting

If any general meeting is adjourned for more than one Month, Shareholders of the Company must be given notice of the adjournment in the same manner in which notice was, or ought to have been, given of the original meeting.

15.	Voting

15.1	Resolution determined by majority

At a general meeting all resolutions submitted to the meeting will be decided by a simple majority of votes except where a greater majority is required by this Constitution, the Act or the Listing Rules.

15.2	Casting vote of chair

If an equal number of votes occurs on a show of hands or on a poll, the chair does not have a casting vote in addition to any votes to which the chair may be entitled as a Shareholder, proxy, attorney or representative.

Constitution	24

15.3	Method of voting

(a)	A resolution put to the vote at any general meeting must be decided on a poll if:

(i)	the notice of meeting set out an intention to decide the resolution on a poll; or

(ii)	the Company has given notice of the resolution in accordance with section 249O of the Act; or

(iii)	a poll is effectively demanded and the demand is not withdrawn.

(b)	If the circumstances in clause 15.3(a) do not apply, a resolution submitted to the meeting will be determined by a show of hands unless, either before or on the declaration of the result of the vote on a show of hands, a poll is demanded under clause 15.4 or the Act.

15.4	Demand for poll

(a)	A poll may be demanded on any resolution by:

(i)	the chair;

(ii)	at least five Shareholders who are present; or

(iii)	any one or more Shareholders who are present, holding Shares conferring not less than 5% of the total voting rights of all Shareholders having the right to vote on the resolution.

(b)	If a poll is effectively demanded:

(i)	it must be conducted in accordance with clause 15.5;

(ii)	the demand may be withdrawn; and

(iii)	the demand does not prevent the continuation of the meeting for the transaction of any business other than the question on which a poll has been demanded.

15.5	Conducting a poll

(a)	Subject to clause 15.5(b), the chair will decide in each case the manner in which and the date and time at which a poll is taken.

(b)	A poll on the election of a chair or on a question of adjournment must be taken immediately.

(c)	In every case the chair must ascertain the number of votes attaching to Shares held or represented by persons voting in favour of a resolution and by those voting against the resolution.

(d)	The chair will determine any dispute about admitting or rejecting a vote and that determination, made in good faith, will be final and conclusive.

15.6	Votes

(a)	Subject to this Constitution, the Listing Rules and the rights or restrictions on voting which may attach to or be imposed on any class of Shares:

(i)	on a show of hands every Shareholder present or who has cast a Direct Vote (including each holder of preference Shares who has a right to vote) will have one vote; and

(ii)	on a poll every Shareholder present or who has cast a Direct Vote (including each holder of preference Shares who has a right to vote) will have:

(A)	one vote for each fully paid Share held by that Shareholder; and

Constitution	25

(B)	a fraction of a vote for each partly paid Share, equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) for that Share (or, where applicable, a fraction of a Share), ignoring any amounts paid in advance of a call.

(b)	A Shareholder who has cast a Direct Vote on a resolution will not be entitled to any additional votes on the resolution by virtue of that Shareholder being present at the meeting in person or by proxy.

15.7	Votes by proxy

(a)	A Shareholder who is entitled to attend and vote at a general meeting of the Company may appoint:

(i)	not more than two; or

(ii)	in the case of a depositary, custodian, nominee, or any group or class of them, which has been designated or approved by the Directors, a number more than two which is determined by the Directors in their discretion, other persons as that Shareholder’s proxy or proxies to attend and vote at the meeting on that Shareholder’s behalf.

(b)	If a Shareholder appoints one proxy, that proxy may vote on a show of hands.

(c)	A proxy may demand or join in demanding a poll.

(d)	If a Shareholder is present at any general meeting for which the Shareholder has validly appointed a proxy to attend and vote for the Shareholder:

(i)	the proxy’s authority to speak for the Shareholder is suspended while the Shareholder is present; and

(ii)	the proxy’s authority to vote for the Shareholder on any resolution is not suspended while the Shareholder is present but is revoked by the Shareholder voting in person or if the Shareholder casts a Direct Vote on that resolution.

(e)	A proxy may vote or abstain as it chooses except to the extent that an appointment of the proxy indicates the manner in which the proxy must vote on any resolution. The proxy may only vote or abstain on a poll or show of hands as instructed by the proxy appointment.

15.8	Voting if call unpaid on Shares

(a)	Subject to any restrictions affecting the right of any Shareholder or class of Shareholders to attend any meeting, a Shareholder holding Shares on which no calls or other monies are due and payable to the Company is entitled:

(i)	to receive notices and to attend any general meeting; and

(ii)	to vote and be counted in a quorum,

even though that Shareholder has monies then due and payable to the Company in respect of other Shares which that Shareholder holds.

(b)	A Shareholder may not vote at any general meeting in respect of those Shares it holds on which calls or other monies are due and payable to the Company at the time of the meeting.

Constitution	26

15.9	Direct voting

(a)	The Directors may determine that, at any general meeting or class meeting, a Shareholder who is entitled to attend and vote on a resolution at that meeting is entitled to cast that vote as a Direct Vote in a manner which does not require the Shareholder to be present at the relevant meeting, so that the vote can be made by the Shareholder notifying the Company of the Shareholder’s vote by:

(i)	post;

(ii)	facsimile;

(iii)	any online or electronic voting system; or

(iv)	any other means approved by the Directors.

(b)	The Directors may determine regulations, rules and procedures in relation to direct voting, including specifying the form, method and timing of giving a Direct Vote at a meeting in order for the Direct Vote to be valid. If a Shareholder casts a vote as a Direct Vote in accordance with this Constitution and any regulations, rules and procedures determined by the Directors from time to time, the Direct Vote will be as valid and binding for all intents and purposes as if the Shareholder had attended the relevant meeting and cast a vote at the meeting in person. Unless the Directors determine otherwise, a Direct Vote may not be withdrawn or altered once it is received by the Company.

15.10	Voting by joint holders

(a)	Subject to clause 15.10(b), joint holders of Shares may vote at any meeting either personally or by proxy or by attorney or representative in respect of those Shares as if they were solely entitled to those Shares.

(b)	If more than one joint holder is present at any meeting (whether personally, by proxy or by attorney or representative) and tenders a vote, only the vote of the joint holder whose name appears first on the register will be counted.

(c)	Several legal personal representatives of a deceased Shareholder will for the purpose of this clause 15 be deemed to be joint holders of the Shares registered in the name of that Shareholder.

15.11	Voting by transmittee

A person entitled to transmission of a Share under clause 8 who, at least 48 hours before the time notified for a general meeting (or an adjourned meeting), satisfies the Board of that person’s right to that Share, may vote at that general meeting in respect of that Share as if that person were registered as the holder of the Share.

15.12	Voting by Shareholder of unsound mind

If a Shareholder is of unsound mind, or is someone whose person or estate is liable to be dealt with under a law relating to mental health, that Shareholder’s committee or trustee or other person who properly manages the Shareholder’s estate may, if that person has at least 48 hours before the time notified for a general meeting (or an adjourned meeting) satisfied the Board of its relationship to the Shareholder or the Shareholder’s estate, exercise the Shareholder’s rights in respect of the general meeting as if the committee, trustee or other person were the Shareholder.

Constitution	27

15.13	Voting exclusions

If, in respect of a resolution, any business or any other purpose:

(a)	the Listing Rules or the Act require that:

(i)	particular persons do not cast a vote on a resolution; or

(ii)	votes by particular persons either for or against a resolution are to be disregarded,

in determining whether the resolution is passed, or so that the resolution has a specified effect; and

(b)	the notice of a general meeting includes any voting exclusion statement specifying that, in relation to particular business to be considered at a general meeting, votes cast by (or cast in favour by) particular persons (whether specified by name or description of particular classes of persons) are to be disregarded by the Company, the Company must not take into account any vote cast or purported to be cast by (or in favour by) or on behalf of any of those persons (whether on a show of hands or on a poll) in relation to, for or against (as the case requires) that resolution, except to the extent that the Listing Rules or the Act (as applicable) permit.

15.14	Ruling on entitlements and votes

(a)	An objection raised with the chair of a general meeting as to:

(i)	whether a purported voter is qualified; or

(ii)	whether a vote by any person present and entitled (or claiming to be entitled) to vote should be admitted or rejected,

may only be made at the general meeting or adjourned meeting at which the purported voter wishes to vote or the vote objected to is given or tendered.

(b)	In relation to that objection:

(i)	the decision of the chair is final and conclusive; and

(ii)	a vote not disallowed as a result is valid and effective for all purposes.

16.	Proxies

16.1	Instrument appointing proxy

The instrument appointing a proxy must be in writing and signed by the appointor or the appointor’s attorney provided that attorney is duly authorised in writing to do so, or, if the appointor is a body corporate, by its corporate representative or in accordance with the Act.

Constitution	28

16.2	Deposit of proxy with Company

The instrument appointing a proxy and the original power of attorney (if any) under which it is signed, or a certified copy of the power of attorney:

(a)	must be received by the Company at least 48 hours before the time for holding the meeting; and

(b)	may be:

(i)	delivered to the Office;

(ii)	sent by facsimile received at the Office or at any other place, fax number or electronic address specified for the purpose in the notice of meeting; or

(iii)	otherwise received by any other means permissible under section 250B of the Act.

16.3	Validity of proxy

Subject to the Act, the chair’s decision or, in the chair’s absence, the Directors’ decision as to the validity of a proxy or power of attorney will be final and binding.

16.4	Validity of vote given in accordance with proxy

Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a proxy votes, a vote cast by the proxy will be valid even if, before the proxy voted, the Shareholder appointing the proxy:

(a)	dies;

(b)	is mentally incapacitated;

(c)	revokes the proxy’s appointment;

(d)	revokes the authority under which the proxy was appointed by a third party; or

(e)	transfers the Share for which the proxy was given.

16.5	Form of proxy

(a)	Every instrument of proxy must specify the Shareholder’s name and address, the Company’s name, the proxy’s name or the name of the office held by the proxy and the meetings at which the proxy may be used, and must otherwise comply with the provisions of section 250A of the Act. An appointment of proxy may be a standing one.

(b)	The instrument of proxy may specify the manner in which the proxy is to vote in respect of each of the resolutions to be proposed.

(c)	The instrument of proxy may specify the proportion or number of votes which the proxy may exercise. If the Shareholder appoints two proxies and the appointment does not specify the proportion or number of the Shareholder’s votes each proxy may exercise, each proxy may exercise half of the votes.

(d)	Any instrument of proxy deposited in accordance with this Constitution which does not name the appointee or specify the name of the office held by the proxy will be deemed to be given in favour of the chair of the meeting to which it relates.

Constitution	29

17.	Directors and Officers of the Company

17.1	Number of Directors

The number of Directors must not be less than three, nor more than the number determined by the Directors from time to time, which until otherwise determined by the Directors is ten.

17.2	No Share qualification

A Director need not hold any Shares in the Company.

17.3	Election of Directors by Company

Directors must be elected by Ordinary Resolution.

17.4	Directors may fill casual vacancies or appoint additional Directors

(a)	Despite clause 17.3, the Directors may at any time appoint any other person as a Director either to fill a casual vacancy or as an addition to the Board provided that the total number of Directors must not at any time exceed the number of Directors fixed by or under this Constitution.

(b)	Any Director, except the managing Director, appointed under clause 17.4(a) after the Company is admitted to the Official List must retire from office at, and will be eligible for re-election at, the next annual general meeting following that Director’s appointment. If there is more than one managing Director, only the first appointed does not have to comply with the requirement to retire from office or seek re-election in accordance with this clause and Listing Rule 14.

17.5	Eligibility for election as a Director

Except where a Director retires from the Board under this Constitution or a person is recommended for appointment by the Board, a person is only eligible for appointment as a Director by Ordinary Resolution, where the Company receives at its Office both:

(a)	a nomination of the person by a Shareholder; and

(b)	a consent to that nomination signed by the person nominated for election as a Director,

at least:

(c)	in the case of a general meeting convened in accordance with clause 13.3, 30 business days before the relevant general meeting; and

(d)	in any other case, 35 business days before the relevant general meeting.

17.6	Alternate Director

(a)	Subject to the Act and the Listing Rules, each Director may from time to time, if a majority of the other Directors approve, appoint a person (whether or not a Shareholder) to act as an alternate Director in that Director’s place during any period the appointing Director thinks fit. The appointment must be in writing and signed by the Director and a copy of the appointment must be given to the Office or to a meeting of the Directors.

Constitution	30

(b)	Any alternate Director:

(i)	may be removed or suspended from office by written notice to the Company from the Director who appointed the alternate (appointer);

(ii)	is entitled to receive notice of Board meetings, to attend meetings (if the appointer is not present) and to be counted towards a quorum at meetings;

(iii)	is entitled to vote at meetings he or she attends on all resolutions on which the appointer could vote had that appointer attended and, where the alternate is a Director in the alternate’s own right, will have a separate vote on behalf of the appointer in addition to the alternate’s own vote;

(iv)	subject to the terms of his or her appointment, may exercise any powers that the appointer may exercise in the alternate’s own right where the appointer is unavailable for any reason except the power to appoint an alternate Director. The action of an alternate Director will be conclusive evidence as against third parties of the unavailability of the appointer;

(v)	will automatically vacate office if the appointer is removed or otherwise ceases to hold office for any reason;

(vi)	while acting as a Director, is responsible to the Company for the alternate’s own acts and defaults and is not deemed to be the appointing Director’s agent;

(vii)	is not entitled to receive any remuneration from the Company but is entitled to reimbursement for reasonable travelling and other expenses incurred in attending Board meetings or otherwise on the Company’s business;

(viii)	is not to be taken into account in determining the number of Directors for the purposes of this Constitution; and

(ix)	may act as an alternate for more than one Director.

17.7	Auditor cannot be Director

No auditor of the Company or partner or employee or employer of an auditor can be appointed as a Director or an alternate Director of the Company.

18.	Directors’ tenure of office

18.1	Directors’ tenure of office

Subject to clause 18.3, a Director must not hold office without re-election:

(a)	following the third annual general meeting after that Director’s appointment or last re-election;

(b)	for more than three years; or

(c)	in the case of a Director appointed before the Company’s admission to the Official List:

(i)	following the third annual general meeting; or

(ii)	for more than three years,

after the Company’s admission to the Official List, whichever is longest.

Constitution	31

18.2	Retirement by rotation

(a)	While the Company is admitted to the Official List, at least one Director must stand for election or re-election at each annual general meeting.

(b)	Subject to clause 18.3, if no Director is standing for election or re-election or is required to retire at an annual general meeting under clause 18.1 or clause 18.2(a), then the Director who has been longest in office since that Director’s last election must retire from office at that annual general meeting.

(c)	If two or more Directors have each been longest in office since their election or re-election on the same day, the Director required to retire under clause 18.2(b) will, unless those Directors otherwise agree among themselves, be determined by lot.

(d)	A retiring Director continues to hold office as a Director throughout the meeting at which that Director retires and at any adjournment.

18.3	Managing Director

Clauses 18.1 to 18.2(c) do not apply to the managing Director. If there is more than one managing Director, only the first appointed does not have to comply with the requirement to retire from office or seek re-election in accordance with clauses 18.1 to 18.2(c) and Listing Rule 14.

18.4	Retiring Director eligible for re-election

Subject to clause 18.6(b), a Director who retires from office or whose office is vacated under this Constitution will be eligible for election or re-election to the Board at the meeting at which that Director retires from office.

18.5	Removal of Director by the Company

The Company may by Ordinary Resolution remove any Director at any time.

18.6	Vacation of office

(a)	The office of a Director will be automatically vacated if the Director:

(i)	is declared bankrupt;

(ii)	becomes of unsound mind or a person whose person or estate is liable to be dealt with under the laws relating to mental health;

(iii)	is prohibited from being a Director under the Listing Rules, the Act or any order made under the Act;

(iv)	resigns by giving the Company written notice; or

(v)	either personally or by an alternate Director, fails to attend Board meetings for a continuous period of 6 Months without leave of absence from the Board.

(b)	A Director whose office is vacated under clause 18.6(a)(i), (ii) or (iii) will not be eligible for re-election until the disability (or disabilities) referred to is (or are) removed.

Constitution	32

19.	Directors’ remuneration

19.1	Remuneration of Directors

(a)	Subject to clause 19.6 and the Listing Rules, the Company in general meeting may from time to time determine the maximum aggregate remuneration to be provided to or for the benefit of the non-executive Directors for services rendered as directors (Remuneration). Until a different amount is determined, the amount of the Remuneration is $500,000 per annum.

(b)	The Company may provide the Remuneration in cash and/or in the form of non-cash benefits (to the extent determined by the Directors). The Directors may determine and fix the value of any non-cash benefits for the purposes of clause 19.1(a).

(c)	The Remuneration:

(i)	includes all fees payable by the Company or any of its child entities (as defined in the Listing Rules) to a non-executive Director for acting as a Director of the Company or as a director of any child entity, including attending and participating in any board committee meetings (but does not include directors’ fees paid to a non-executive director of a child entity who is not also a Director of the Company);

(ii)	includes superannuation contributions for the benefit of non-executive Directors;

(iii)	includes fees which a non-executive Director agrees to sacrifice for other benefits;

(iv)	excludes any remuneration payable to any executive Director;

(v)	subject to paragraph 19.1(c)(i), excludes any remuneration payable to any Director for extra services or special exertions under clause 19.4 (unless otherwise determined by the Directors);

(vi)	excludes any remuneration or benefit separately approved by Ordinary Resolution;

(vii)	excludes reimbursement to any Director of expenses under clause 19.7;

(viii)	excludes any indemnities and insurance premiums paid in accordance with this Constitution; and

(ix)	accrues from day to day, except for any non-cash benefit which is taken to accrue at the time provided for in, and subject to, the terms on which the benefit is provided.

19.2	Apportionment of Remuneration

The Directors may divide the Remuneration among themselves in any proportions and in any manner as they may from time to time determine. If the Directors do not or are unable to make a determination as to the apportionment of the Remuneration, it must be divided among them equally.

19.3	Remuneration of executive Directors

A managing Director or an executive Director may be provided with remuneration as determined by the Directors from time to time and, subject to the Listing Rules, including as a salary, commission on or participation in profits and/or by the issue of Shares, options to acquire Shares or performance rights or other incentives (or a combination of any of these methods of remuneration).

Constitution	33

19.4	Additional remuneration for extra services

If, at the Board’s request, any Director performs extra services or makes special exertions (such as going or living abroad, serving on any Board committee, or otherwise for any Company purpose), the Company may remunerate that Director by paying for those services and exertions. Subject to the Listing Rules, this payment may be either in addition to or in place of any remuneration determined under clauses 19.1(a) to 19.1(c).

19.5	Other remuneration

In addition to the Remuneration, the Company and any of its Related Bodies Corporate may also provide any other remuneration and provide any other benefit to a Director or the Director’s nominee that is approved separately by Ordinary Resolution, including any remuneration or benefit under any share, option, equity or incentive plans approved separately by Ordinary Resolution.

19.6	Remuneration to be in accordance with Listing Rules

Remuneration to be provided to Directors must comply with the Listing Rules and in particular:

(a)	the remuneration payable to executive Directors must not include a commission on or percentage of operating revenue; and

(b)	the total directors’ fees payable to non-executive Directors must not be increased without the Shareholders in general meeting first giving their approval.

19.7	Expenses of Directors

In addition to any remuneration, the Company must also reimburse Directors for all other out-of-pocket travelling, accommodation and other expenses they incur in attending and returning from Directors’ meetings, any committee of Directors or any Company general meetings or otherwise in connection with the Company’s business.

20.	Directors’ contracts

20.1	Directors not disqualified from holding office or contracting with Company

Except as otherwise provided in the Act or the Listing Rules:

(a)	no Director will be disqualified by virtue of being a Director from holding any office or place of profit (other than as auditor) with the Company, with any company promoted by the Company, or with any corporation in which the Company is a shareholder or which is a Shareholder of the Company, or in which the Company is otherwise interested;

(b)	no Director will be disqualified by virtue of being a Director from contracting with the Company or any corporation in which the Company is a shareholder or is otherwise interested (whether as vendor, purchaser or otherwise); and

(c)	no contract referred to in this clause 20 or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested can be avoided and no Director will be liable to account to the Company for any profit arising from that contract or arrangement or from any office referred to in this clause 20 by reason only of that Director holding that office or of the Director’s fiduciary relationship with the Company.

Constitution	34

20.2	Director can act in professional capacity

Subject to the Act and the Listing Rules, a Director or a Director’s firm may act in a professional capacity (other than as auditor) for the Company, and that Director or that Director’s firm is entitled to remuneration for professional services as if the relevant Director were not a Director.

20.3	Director not to vote on contract in which the Director has a material personal interest

Subject to the Act and the Listing Rules, neither a Director nor that Director’s alternate may vote at any Board meeting about any contract or arrangement in which the Director has, whether directly or indirectly, a material personal interest. However, that Director may execute or otherwise act in respect of that contract or arrangement.

20.4	Directors to declare interest

(a)	Any Director who has a material personal interest in a matter that relates to the Company’s affairs must give the other Directors notice of that interest, unless the interest is of a type referred to in section 191(2)(a) of the Act, or all of the conditions referred to in section 191(2)(c) of the Act are satisfied.

(b)	The Director must declare the nature and extent of the Director’s interest and the relation of the interest to the Company’s affairs at a Directors’ meeting as soon as possible after the Director becomes aware of their interest in the matter.

(c)	A Director who has an interest in a matter may give a standing notice to the other Directors of the nature and extent of that Director’s interest in the matter in accordance with section 192 of the Act.

20.5	Directors to declare potential conflicts

Any Director who holds any office or possesses any property in circumstances where the holding or possession might, either directly or indirectly, create conflicting duties or interests with those duties or interests that the Director has in his or her capacity as a Director must declare the fact of holding that office or possessing that property, and the nature and extent of any conflict, at the first Directors’ meeting held after he or she becomes a Director or (if already a Director) at the first Directors’ meeting held after he or she becomes aware of the relevant facts which give rise to the conflict.

20.6	Secretary to record declarations of Directors

The Secretary must record in the minutes of the meeting any declarations made or notices given by a Director under this Constitution.

21.	Powers of Directors

21.1	Powers of Directors

Subject to the Act and this Constitution, the Directors will manage or cause the management of the business of the Company. The Directors may pay, or cause to be paid, all expenses incurred in promoting and forming the Company and may exercise, or cause to be exercised, all powers of the Company that are not, by the Act or by this Constitution, required to be exercised by the Company in general meeting.

Constitution	35

21.2	Powers to borrow or raise money

Without limiting the generality of clause 21.1, the Directors may from time to time at their discretion borrow or raise any sum or sums of money or obtain other financial accommodation for Company purposes, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and on any terms and conditions as they think fit, and in particular the Directors may do so by the issue or re-issue of bonds, perpetual or redeemable debentures or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled or unpaid capital for the time being.

21.3	Directors may vote shares in other corporations

Subject to the Act and the Listing Rules, the Directors may exercise the voting power conferred by the shares in any corporation held by the Company in any manner they think fit, including in circumstances where a Director may be interested in the exercise, such as an exercise in favour of any resolution appointing a Director as an Officer of a corporation or voting or providing for the payment of remuneration to Officers of the other corporation.

21.4	Agent or attorney

(a)	The Directors may at any time appoint any person or persons to be a Company agent or attorney for any purpose and with any powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for any period and subject to any conditions as the Directors think fit.

(b)	Any appointment may be made in favour of:

(i)	any company;

(ii)	the shareholders, directors, nominees or managers of any company or firm; or

(iii)	any fluctuating body of persons (whether nominated by the Directors or otherwise).

(c)	Any document appointing an agent or power of attorney may provide for the protection or convenience of the agent or attorney and of persons dealing with the agent or attorney as the Directors think fit.

21.5	Sub-delegation of powers

The Directors may authorise any agent or attorney they have appointed to sub-delegate all or any of the powers, authorities and discretions vested in them for the time being.

22.	Executive Directors

22.1	Managing Director

The Directors may at any time appoint one or more Directors to be the managing Director or to any other executive office for any period and on any terms they think fit. Subject to the terms of any agreement entered into in any particular case, the Directors may revoke that appointment. An appointment automatically terminates if the appointee ceases to be a Director. If the appointee ceases to be the managing Director, that person will also automatically cease to be a Director unless the Board determines otherwise.

Constitution	36

22.2	Directors may confer powers on executive Directors

The Directors may confer on a managing Director or other executive Director any of the powers exercisable by the Directors on any terms and conditions and with any restrictions as they think fit. Any powers so conferred may be concurrent with or to the exclusion of their own powers. The Directors may at any time revoke, withdraw, alter or vary all or any of those powers.

22.3	Remuneration of executive Directors

Subject to the Listing Rules and the terms of any agreement entered into with any executive Director, the Board may fix the remuneration of each executive Director which may comprise salary or commission on or participation in profits of the Company, but may not comprise commission on, or a percentage of, operating revenue.

23.	Proceedings of Directors

23.1	Board meetings

The Directors may meet in person or by using any technology, including by an instantaneous audio-visual communication device or audio and visual or virtual communication technology, for dispatch of business, and adjourn and otherwise regulate their meetings as they think fit.

23.2	Director to be regarded as present at meeting

A Director is regarded as present at a meeting where the meeting is conducted by any technology, including by an instantaneous audio-visual communication device or audio and visual or virtual communication technology, if the Director is able to hear, and to be heard by, all others attending the meeting.

23.3	Place of meeting

A meeting conducted by any technology, including by an instantaneous audio-visual communication device or audio and visual or virtual communication technology, will be deemed to be held at the place agreed on by the Directors attending that meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting. Meetings may be held outside Australia.

23.4	Convening of Directors’ meeting

A Director may at any time, and the Secretary on the request of a Director must, convene a meeting of Directors.

23.5	Notice of meeting

Notice of every meeting of Directors must be given to each Director, but failure to give or receive that notice will not invalidate any meeting.

23.6	Directors may act notwithstanding vacancy

The Directors may act, and their acts are valid, despite there being a vacancy on the Board and despite any failure to comply with section 201A(2) of the Act, but if and so long as their number is below the number required for a quorum, they must not act except in an emergency or to fill a vacancy or to call a general meeting.

Constitution	37

23.7	Quorum for Board meetings

At a meeting of Directors, the number of Directors necessary to constitute a quorum is that number determined by the Directors and, unless otherwise determined, is two.

23.8	Meeting competent to exercise all powers

A Directors’ meeting at which a quorum is present is competent to exercise all or any of the powers and discretions vested in or exercisable by the Directors generally.

23.9	Chair of Board meetings

The Directors may elect a chair and deputy chair of their meetings and determine the periods for which they are to hold office. If no chair or deputy chair is elected or if at any meeting neither the chair nor the deputy chair is present at the time appointed for the meeting, the Directors present at the meeting may choose one of the Directors present to be chair of the meeting.

23.10	Documents tabled at meeting

An original document, or a photocopy, facsimile or electronic copy of that document, which is in the possession of, has been provided to, or has been seen by, all Directors attending the Directors’ meeting before, or at the time of, that meeting, is deemed to be a document tabled at that meeting.

23.11	Questions to be decided by majority

Questions arising at any Board meeting will be decided by a majority of votes of Directors present and voting. Subject to the Listing Rules, if the votes cast are equal, the chair has a second or casting vote, but not so where there are only two Directors present who are competent to vote on the question at issue.

23.12	Resolution in writing

(a)	A resolution in writing of which notice has been given to all Directors for the time being entitled to receive notice of a meeting to consider such a resolution, and which is signed by all Directors for the time being entitled to vote on the resolution, is as valid and effectual as if it had been passed at a Directors’ meeting duly convened and held. That resolution may consist of several documents in like form each signed by one or more of the Directors. For the purposes of this clause 23.12(a):

(i)	the signature of an alternate Director is as effective as, and may be substituted for, the signature of an appointing Director; and

(ii)	without limitation, a signature is valid if it is transmitted by facsimile, email, or other generally accepted technology.

(b)	The effective date of a resolution referred to in clause 23.12(a) is the date on which the document or any of the counterpart documents was last signed.

23.13	Resolution passed is deemed to be determination of Board

Any resolution properly passed at a duly convened Directors’ meeting at which a quorum is present will be deemed to be a determination by all the Directors or the Board for the purposes of this Constitution.

Constitution	38

23.14	Committee powers and meetings

(a)	The Directors may delegate any of their powers to a committee of Directors, a sole Director and/or other persons as they think fit and may revoke that delegation.

(b)	Any committee may exercise the powers delegated to it in accordance with any directions that may from time to time be imposed on it by the Board.

(c)	The meetings and proceedings of any committee consisting of two or more Directors will be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors so far as they are applicable and are not superseded by any direction made by the Board under this clause 23.

23.15	Validity of acts of Directors

All acts done by any Directors’ meeting or by a committee of Directors or by any person acting as a Director will be valid even it is discovered afterwards that there was some defect in the appointment or election of any Director or person acting as a Director or that any Director was disqualified or had vacated office or was otherwise not entitled to vote or act.

24.	Secretary

(a)	A Secretary or Secretaries of the Company must be appointed by the Directors in accordance with the Act. The Directors may also appoint acting and assistant Secretaries.

(b)	A Secretary holds office on the terms and conditions (including as to remuneration) and with the powers, duties and authorities determined by the Board. The exercise of those powers and authorities and the performance of those duties by a Secretary is subject at all times to the control of the Board.

(c)	A Secretary may be removed by the Board.

25.	Indemnity and insurance

25.1	Indemnity

Subject to clause 25.3, to the maximum extent permitted by law:

(a)	the Company:

(i)	must indemnify each Director and Secretary and each former Director and Secretary, including each Director and Secretary who is or was, at the request of the Company, serving as a director or secretary of another company; and

(ii)	may indemnify any other Officer or former Officer of the Company,

against any liability (other than legal costs) incurred in acting as a Director, Secretary, or other Officer of the Company, or as a director or secretary of another company at the request of the Company, other than:

(iii)	a liability owed to the Company or a Related Body Corporate;

(iv)	a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H or 1317HA of the Act; or

Constitution	39

(v)	a liability that did not arise out of conduct in good faith;

(b)	the Company:

(i)	must indemnify each Director and Secretary, and each former Director and Secretary, including each Director and Secretary who is or was, at the request of the Company, serving as a director or secretary of another company; and

(ii)	may indemnify any other Officer or former Officer,

for costs and expenses incurred by a Director, Secretary or other Officer of the Company, in defending an action for a liability incurred in acting as a Director, Secretary or other Officer of the Company, or as a director or secretary of another company at the request of the Company, except for legal costs incurred:

(iii)	in defending or resisting any proceedings, whether civil or criminal, in which the Director, Secretary or other Officer of the Company is found to have a liability for which they could not be indemnified under clause 25.1(a);

(iv)	in defending or resisting criminal proceedings in which the Director, Secretary or other Officer of the Company, is found guilty;

(v)	in defending or resisting proceedings brought by ASIC or by a liquidator for a court order if the grounds for making the order are found by the court to have been established, except for costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order; or

(vi)	in connection with proceedings for relief to the Director, Secretary or other Officer of the Company under the Act in which the relief is denied by the court; and

(c)	the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by a Director, Secretary or other Officer of the Company, including a Director or Secretary who is or was, at the request of the Company, serving as a director or secretary of another company, on the condition that the Director, Secretary or other Officer of the Company must repay the amount paid by the Company to the extent that the Company is ultimately found not liable to indemnify the Director, Secretary or other Officer of the Company for those legal costs.

25.2	Insurance

Subject to clause 25.3, to the maximum extent permitted by law the Company may pay, or agree to pay, a premium for a contract insuring a person who is or has been a Director, Secretary or other Officer of the Company, including a person who is or has been, at the request of the Company, a director or secretary of another company, or a Director, Secretary or other Officer of a Subsidiary of the Company, against a liability incurred by the person in that capacity, including a liability for legal costs, unless the liability:

(a)	arises out of conduct involving wilful breach of duty in relation to the Company; or

(b)	arises out of a contravention of sections 182 or 183 of the Act.

Constitution	40

25.3	Exclusions required by law

The Company must not indemnify any person in respect of any liability or legal costs pursuant to clauses 25.1, or pay any premium for a contract pursuant to clause 25.2, if and to the extent that the Company is prohibited by law from doing so.

26.	Financial statements

26.1	Financial records

The Directors must cause financial and other records to be kept as required by the Act, the Listing Rules and this Constitution.

26.2	Financial statements to be audited

The financial statements of the Company for each Financial Year must be audited by the auditor in accordance with the Act.

26.3	Auditor

The auditor of the Company is to be appointed and removed from time to time in accordance with the Act.

27.	Reserves

27.1	Reserves

(a)	Before determining payment of any dividends, the Directors may set aside out of the Company’s profits any sums they think proper as reserves to be applied to meet contingencies, to equalise dividends, to pay special dividends, to repair, improve or maintain any Company property, or for any other purpose the Directors in their absolute discretion consider to be in the Company’s interests. Pending that application, the reserves may, at the Directors’ discretion, be used in the Company’s business or be invested as the Directors think fit (including the purchase of Shares of the Company). The Directors may deal with and vary these investments and dispose of all or any part for the Company’s benefit and may divide the reserves into special reserves as they think fit.

(b)	The Directors may, as they think fit, appropriate to the Company’s profits any amount previously set aside as a reserve.

27.2	Carry forward of profits

The Directors may carry forward any profits they consider ought not to be distributed as dividends without transferring those profits to a reserve.

27.3	Revaluation of assets

Subject to the Act, the Directors may revalue any assets of the Company.

Constitution	41

28.	Dividends and distributions

28.1	Power to determine payment of dividends vested in Directors

The power to determine that a dividend (including an interim dividend) is payable is vested in the Directors who may fix the amount and the timing for payment and the method of payment of any dividend in accordance with this Constitution.

28.2	Apportionment of dividends

Subject to this Constitution, the Act, the Listing Rules and the rights of Shareholders entitled to Shares with preferential, special or qualified rights as to dividend, dividends are to be apportioned and paid among the Shareholders in proportion to the amounts paid up (not credited) on the Shares held by them. Any amount paid on a Share in advance of a call will be ignored when calculating the relevant proportion.

28.3	Discretion as to source of dividends

The Directors may when determining a dividend is payable, to the extent permitted by law, direct that the dividend be payable:

(a)	to particular Shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source; and

(b)	to the remaining Shareholders wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source,

and may make that direction despite that by doing so the dividend will form part of the assessable income for taxation purposes of some Shareholders and will not form part of the assessable income of others.

28.4	Distributions payable by distribution of assets

(a)	The Directors may determine that any dividend or other distribution or other monies payable for or in respect of a Share, including any distribution pursuant to clauses 9.3 and 9.4, be paid wholly or partly by the distribution of specific assets, including bonus Shares or other securities of the Company or any other corporation, trust or entity.

(b)	Each Shareholder agrees and consents to:

(i)	the distribution to it of any assets pursuant to clauses 9.3, 9.4 and 28.4(a), including securities of the Company or of any other corporation, trust or entity; and

(ii)	where the distribution is of securities:

(A)	accept the number of securities that are allotted to it;

(B)	be a shareholder, unitholder and/or securityholder of the relevant corporation, trust or entity;

(C)	be bound by the constitution, trust deed and/or constituent documents of the relevant corporation, trust or entity; and

(D)	have the Shareholder’s name placed in any register kept by or in respect of the relevant corporation, trust or entity, including any register of shareholders, unitholders or securityholders.

Constitution	42

(c)	A Shareholder may not withdraw its consent under clause 28.4(b).

28.5	Directors’ discretion

(a)	All matters concerning dividends or other distributions including valuation of assets may be determined by the Directors in their discretion, and in particular the Directors may:

(i)	settle any difficulty, dispute or matter regarding any dividend or other distribution;

(ii)	fix the value for distribution of the specific assets or any part of those assets;

(iii)	determine that cash payments will be made to, or at the direction of, any Shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(iv)	vest any specific assets in trustees as the Directors consider appropriate.

(b)	If a distribution of specific assets to, or at the direction of, a particular Shareholder or Shareholders is illegal or, in the Directors’ opinion, impracticable, the Directors may make a cash payment to the Shareholder or Shareholders on the basis of the cash amount of the dividend or other distribution instead of the distribution of specific assets.

28.6	Currency

(a)	Subject to clause 28.6(b), dividends and other distributions which are paid in cash may be paid in any currency determined by the Directors, at any exchange rate the Directors think fit.

(b)	Any amount payable to the holder of a Share, whether in relation to distributions, participation in surplus property of the company or otherwise, may, with the agreement of the holder or under the terms of issue of the Share, be paid in the currency of a country other than Australia, at any exchange rate the Directors think fit. Payment in another currency or currencies of an amount converted under this clause 28.6(b) will be deemed as between the Company and all Shareholders to be an adequate and proper payment of the amount payable.

28.7	No interest payable by the Company

Interest is not payable by the Company in respect of any dividend or other distribution.

28.8	Directors may retain certain dividends and distributions

The Directors may retain the dividends or other distributions payable on Shares in respect of which any person is entitled to become a Shareholder because of death, bankruptcy or other operation of law until that person or a nominated transferee becomes a Shareholder in respect of the Shares.

28.9	Directors may deduct money payable to Company

The Directors may deduct from any dividends or other distributions payable to a Shareholder all sums of money presently payable by the Shareholder to the Company on account of calls or otherwise.

Constitution	43

28.10	Payment

(a)	Any dividend, distribution, interest or other monies payable for or in respect of any Shares may be paid by cheque or by any other method of payment specified by the Directors.

(b)	Where the dividend, distribution, interest or other monies payable in respect of Shares is paid by cheque, the cheque will be sent by post to:

(i)	the registered address of the Shareholder or person entitled or, in the case of joint holders, to the registered address of that holder whose name appears first on the Register in respect of the joint holding; or

(ii)	such person at such address as the holder or joint holders may in writing direct.

(c)	Every cheque will be made payable to the order of the person to whom it is sent and is at that person’s risk.

28.11	Unclaimed distributions

Except as otherwise provided by law, all dividends or other distributions unclaimed for one year after having been determined to be payable may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

28.12	Dividend Reinvestment Plans

(a)	The Directors may implement and in their discretion maintain, on terms and conditions determined by the Directors from time to time, dividend reinvestment plans (each a Dividend Reinvestment Plan) for cash dividends paid by the Company in relation to Shares to be reinvested by way of subscription for Shares or other securities to be issued and allotted by the Company. Participation in a Dividend Reinvestment Plan will be available to those Shareholders who wish to participate in the Dividend Reinvestment Plan and are eligible to do so under the terms and conditions of the Dividend Reinvestment Plan.

(b)	The Directors may vary, amend or suspend any terms or conditions of a Dividend Reinvestment Plan as and when they think fit in their discretion.

29.	Capitalising profits

29.1	Capitalising profits

The Directors may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts, arising from a revaluation or sale of assets, or otherwise available for distribution to Shareholders. The sum capitalised will be applied for the benefit of Shareholders (in the proportions to which those Shareholders would have been entitled in a distribution of that sum by way of dividend) in one or both of the following ways:

(a)	in or towards paying up any amounts for the time being unpaid on any Shares held by those Shareholders; or

(b)	in paying up in full or in part any unissued Shares or debentures of the Company to be allotted and distributed credited as fully paid to those Shareholders.

29.2	Directors powers in relation to capitalisation of profits

In giving effect to any resolution for capitalisation under clause 29.1, the Directors may:

(a)	appoint any person to make an agreement on behalf of the Shareholders entitled to benefit from the resolution where that agreement is required under the Act or is otherwise considered by the Directors to be desirable;

Constitution	44

(b)	issue fractional certificates or make cash payments where Shares or debentures become issuable in fractions; and

(c)	otherwise provide for adjusting differences and settling any difficulty arising under the resolution including a determination that fractions will be disregarded or that a fractional entitlement be increased to the next whole number.

30.	Winding up

30.1	Distribution of surplus assets

In a winding up, any assets available for distribution to Shareholders will, subject to the rights of the holders of Shares issued on special terms and conditions, this Constitution, the Act and the Listing Rules, be distributed among the Shareholders to return capital paid up on their Shares and distribute any surplus in proportion to the amount paid up (not credited) on Shares held by them.

30.2	Fee or commission paid to liquidator to be approved in general meeting

The Company must not pay any Director or liquidator any fee or commission on the sale or realisation of the whole or part of the Company’s undertaking or assets unless the Company in general meeting approves. The approval must be given at a meeting convened by notice specifying the fee or commission proposed to be paid.

30.3	Distribution in specie

If the Company is wound up (whether voluntarily or otherwise), the liquidator may;

(a)	with the approval of a Special Resolution, divide among the contributories in specie or kind any part of the assets of the Company;

(b)	with the approval of a Special Resolution, vest any part of the assets of the Company in trustees of trusts for the benefit of the contributories or any of them as the liquidator thinks fit; and

(c)	set the values it considers fair and reasonable on any property to be divided and determine how the division is to be carried out.

31.	Minutes and registers to be kept

31.1	Minutes

The Directors must cause to be entered in minute books of the Company, within one Month of the relevant meeting, minutes containing details of:

(a)	the names of the Directors present at each Directors’ meeting and meeting of any committee of Directors;

(b)	all declarations made or notices given by any Director (either generally or specifically) of their interest in any contract or proposed contract or of their holding of any office or property whereby any conflict of duty or interest may arise; and

Constitution	45

(c)	all resolutions and proceedings of general meetings of the Company, Directors’ meetings and meetings of any committee of Directors.

31.2	Minutes to be signed by the chair

Any minutes of any general meetings of the Company, Directors’ meetings or meetings of any committee of Directors must be signed by the chair of the meeting or by the chair of the next succeeding meeting and once signed will constitute prima facie evidence of the matters stated in the minutes.

31.3	Registers

The Directors must cause the Company to keep:

(a)	a register of Shareholders and other registers required under the Act; and

(b)	any other registers or sub-registers required by the Listing Rules or Operating Rules.

32.	Inspection of records

Subject to the Act, the Directors may determine whether and to what extent the documents and records of the Company will be open to inspection by any person. This clause 32 does not limit the rights of a Director or former Director under the law.

33.	Notices

33.1	General

In this clause 33, a reference to a notice includes a document and a notification by electronic means.

33.2	Giving of notices by Company

In addition to any other way allowed by the Act, a notice may be given by the Company to any Shareholder in any one of the following ways:

(a)	personally, by giving it to the Shareholder;

(b)	by leaving it addressed to the Shareholder at the Shareholder’s current address as recorded in the Register or an alternate address nominated by the Shareholder;

(c)	by facsimile, email or other electronic means to the Shareholder’s current facsimile number or electronic address nominated by that Shareholder;

(d)	by post by sending it addressed to the Shareholder at the Shareholder’s address recorded in the Register;

(e)	by sending, by one or more of the methods above, the details of an online location where it can be viewed or downloaded; or

(f)	otherwise by any method (including by advertisement) as the Directors may determine.

Constitution	46

33.3	Electronic communications

Where the Company is required by the Act or this Constitution to:

(a)	give information in writing;

(b)	provide a signature;

(c)	produce a document;

(d)	record information; or

(e)	retain a document,

that requirement is taken to have been met if the Company uses an electronic communication or an electronic form of the relevant document.

33.4	Notices to joint holders

A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name appears first in the Register and that notice will be sufficient notice to all the joint holders.

33.5	Notice deemed to be served

(a)	Any notice by advertisement will be deemed to have been served on the day of publication of the newspaper containing the advertisement.

(b)	Any notice sent by post will be deemed to have been served on the day following the day on which the notice is posted.

(c)	Any notice sent by facsimile or other electronic means will be deemed to have been served on the same day that it is sent.

(d)	Any notice served on a Shareholder personally or left at the Shareholder’s address will be deemed to have been served when delivered.

33.6	Service by post

A notice sent by post will be properly served if the notice was correctly addressed and was posted with the required postage. A certificate in writing signed by any manager, Secretary or other Officer of the Company that the notice was so addressed and posted is conclusive evidence of proper service by post.

33.7	Notices to Shareholders whose whereabouts unknown

Where:

(a)	the Company in good faith has reason to believe that a Shareholder is not known at the address shown for that Shareholder in the Register;

(b)	the Company has subsequently made an enquiry at that address as to the whereabouts of the Shareholder; and

(c)	the enquiry elicits either no response or a response indicating that the Shareholder’s present whereabouts are unknown,

Constitution	47

all future notices will be deemed to be given to the Shareholder if the notice is exhibited in the Office for a period (not including weekends and public holidays) of 48 hours and will be deemed to have been served at the commencement of that period. This clause 33.7 will apply unless and until the Shareholder informs the Company that the Shareholder has resumed residence at the Shareholder’s address shown in the Register or notifies the Company of a new address to which the Company may send the Shareholder notices (which new address is deemed to be the Shareholder’s registered place of address).

33.8	Notices binding on transferees

Every person who becomes entitled to any Share by operation of law, transfer or otherwise will be bound by every notice in respect of the Share which, before that person’s name and address is entered on the Register, is duly given to the person from whom title to the Share is derived.

33.9	Notice to deceased or bankrupt Shareholders

Any notice or document given to a Shareholder will be deemed to have been duly given in respect of any Shares held solely or jointly by the Shareholder despite the Shareholder having died or becoming bankrupt and whether or not the Company has notice of the death or bankruptcy until some other person is registered in the Shareholder’s stead as the holder or joint holder.

33.10	Signing notices

The signature to any notice to be given by the Company may be written, printed or provided by electronic means.

33.11	Counting days

Where a given number of days’ notice or notice extending over any other period is required to be given, the day on which notice is deemed to be given will not be counted in the number of days or other period but the day of the relevant event or the day at the end of the period will be counted.

34.	Forum selection

34.1	Venue for legal actions regarding the Company

Unless the Company consents in writing to the selection of an alternative forum, the Courts of New South Wales, Australia, will, to the fullest extent permitted by law, be the sole and exclusive forum for:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action, including any action commenced by a Shareholder in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company (including duties arising under the Corporations Act); or

(c)	any action arising out of or in connection with this Constitution (under any provision of the laws of Australia or this Constitution, as either may be amended from time to time), or otherwise in any way relating to the constitution or conduct of the Company.

34.2	Venue for legal actions regarding US securities law

(a)	Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended or any successor thereto.

(b)	For the avoidance of doubt, nothing contained in this clause 34.2 will apply to any action brought to enforce a duty or liability created by the United States Securities Exchange Act of 1934 Act, as amended, or any successor thereto.

Constitution	48